SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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Hot Topic, Inc.

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HOT TOPIC, INC.

18305 E. San Jose Avenue

City of Industry, California 91748

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On June 15, 2005

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Hot Topic, Inc., a California corporation. The meeting will be held on Wednesday, June 15, 2005 at 8:30 a.m. local time at our headquarters located at 18305 E. San Jose Avenue, City of Industry, California 91748 for the following purposes:

1.	To elect seven directors to hold office until our 2006 Annual Meeting of Shareholders.

2.	To approve the amendment of our 1996 Equity Incentive Plan to remove the limit on the maximum number of restricted stock grants and extend the exercise period for certain stock awards after termination of a participant’s continuous service to us.

3.	To approve the amendment of our 1996 Non-Employee Directors’ Stock Option Plan to extend the exercise period for stock options after termination of a participant’s continuous service to us.

4.	To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending January 28, 2006.

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the annual meeting is April 21, 2005. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

Christopher J. Kearns

Secretary

City of Industry, California

May 6, 2005

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy accompanying this notice as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must request and obtain a proxy issued in your name from that record holder.

HOT TOPIC, INC.

18305 E. San Jose Avenue

City of Industry, California 91748

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 15, 2005

QUESTIONS AND ANSWERS

Why am I receiving these proxy materials?

We sent you this proxy statement and the accompanying proxy card because the Board of Directors of Hot Topic, Inc. is soliciting your proxy to vote at its 2005 Annual Meeting of Shareholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the accompanying proxy card.

We intend to mail this proxy statement and the accompanying proxy card on or about May 6, 2005 to all shareholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only shareholders of record at the close of business on April 21, 2005, the record date for the annual meeting, will be entitled to vote at the annual meeting. At the close of business on the record date, there were 44,920,744 shares of common stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If at the close of business on the record date, your shares were registered directly in your name with our transfer agent, Wells Fargo Bank Minnesota, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the accompanying proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I voting on?

There are four matters scheduled for a vote at the annual meeting:

•	the election of seven directors to hold office until our 2006 Annual Meeting of Shareholders,

•	the approval of an amendment of our 1996 Equity Incentive Plan to remove the limit on the maximum number of restricted stock grants and extend the exercise period for certain stock awards after termination of a participant’s continuous service to us,

•	the approval of an amendment of our 1996 Non-Employee Directors’ Stock Option Plan to extend the exercise period for stock options after termination of a participant’s continuous service to us, and

•	the ratification of the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending January 28, 2006.

How do I vote?

For the election of directors, you may either vote “For” all the nominees or you may “Withhold” your vote for any nominee you specify. For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the annual meeting. Alternatively, you may vote by proxy by using the accompanying proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 21, 2005, the record date for the annual meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all seven nominees for director, “For” the amendment of the 1996 Equity Incentive Plan, “For” the amendment of the 1996 Non-Employee Directors’ Stock Option Plan and “For” the ratification of Ernst & Young LLP as our independent auditors. If any other matter is properly presented at the meeting, one of the individuals named on your proxy card as your proxy will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the applicable vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date,

•	You may send a written notice that you are revoking your proxy to our Secretary at 18305 E. San Jose Avenue, City of Industry, California 91748, or

•	You may attend the annual meeting and vote in person (however, simply attending the meeting will not, by itself, revoke your proxy).

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are shareholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, a shareholder proposal must be submitted in writing by January 6, 2006, to our Secretary at 18305 E. San Jose Avenue, City of Industry, California 91748. If you wish to submit a proposal that is not to be included in next year’s proxy materials, your proposal generally must be submitted in writing to the same address no later than February 15, 2006. Please review our Amended and Restated Bylaws, which contain additional requirements regarding advance notice of shareholder proposals.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to any proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Abstentions and broker non-votes will not be counted towards the vote total for any proposal.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	For the election of directors, the seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•	To be approved, the amendment of our 1996 Equity Incentive Plan must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. Abstentions and broker non-votes will have no effect.

•	To be approved, the amendment of our 1996 Non-Employee Directors’ Stock Option Plan must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. Abstentions and broker non-votes will have no effect.

•	To be approved, the ratification of the selection of Ernst & Young LLP as our independent auditors must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. Abstentions and broker non-votes will have no effect.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares as of the close of business on the record date are represented by shareholders present at the meeting or by proxy. At the close of business on the record date, there were 44,920,744 shares outstanding and entitled to vote. Therefore, in order for a quorum to exist, 22,460,373 shares must be represented by shareholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of our fiscal year ending January 28, 2006.

PROPOSAL 1

ELECTION OF DIRECTORS

There are seven nominees for director this year. Each director to be elected will hold office until our next annual meeting of shareholders and until his or her successor is duly elected and qualified, or until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of ours who, with the exception of Kathleen Mason, was previously elected by the shareholders. Ms. Mason was appointed by our Board of Directors in June 2004 based upon the recommendation of our Governance and Nominating Committee.

The candidates receiving the highest number of “For” votes by the shares entitled to be voted will be elected. If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the seven nominees named below or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

We invite all of our nominees for director to attend our annual meeting of shareholders. All of the nominees for election as a director at the 2004 Annual Meeting of Shareholders attended the 2004 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED BELOW.

Nominees

The following is biographical information as of March 17, 2005 for each nominee for director.

Name	Age	Position
Cynthia Cohen	52	Director
Corrado Federico	64	Director
W. Scott Hedrick	59	Director
Kathleen Mason	55	Director
Elizabeth McLaughlin	44	Chief Executive Officer and Director
Bruce Quinnell	56	Chairman of the Board
Andrew Schuon	40	Director

Cynthia Cohen has served on our Board of Directors since September 2001. Ms. Cohen is the President of Strategic Mindshare, a marketing and strategy consulting firm that she founded in 1990. Prior to founding Strategic Mindshare, Ms. Cohen was a Partner in Management Consulting with Deloitte & Touche. Ms. Cohen is a director of The Sports Authority, Inc. and bebe Stores, Inc., both publicly-traded, consumer products companies. She is also Chairman of the Strategic Mindshare Foundation, which provides mentoring and scholarships to young women pursuing business careers.

Corrado Federico has served on our Board of Directors since December 1997. Mr. Federico is also a director of bebe Stores, Inc., a contemporary women’s fashion chain with approximately 206 stores throughout the United States and abroad, and the President of Corado, Inc., a land development company specializing in affordable housing. Since 2002, Mr. Federico has also served as a retail consultant. Since May 1999, he has also served as President of Solaris Properties, Inc., a real estate company. From 1986 to 1991, Mr. Federico served as President and Chief Executive Officer of ESPRIT’s United States apparel, retail, and mail order operations.

W. Scott Hedrick has served on our Board of Directors since January 2002. Mr. Hedrick was a founder and has been a General Partner of InterWest Partners, a venture capital fund, since 1979. Since April 1991, Mr. Hedrick has been a director of Office Depot, Inc., a publicly-traded, consumer products company, and from November 1986 until April 1991, he served as a director of The Office Club, Inc., a publicly-traded, consumer products company, which was acquired by Office Depot, Inc. in April 1991. Mr. Hedrick also serves as a director of several privately-held companies.

Kathleen Mason has served on our Board of Directors since June 2004. Since July 2000, Ms. Mason has been the President and Chief Executive Officer, and a director, of Tuesday Morning Corporation, an operator of first-quality discount and closeout home furnishing and gift stores. Ms. Mason previously served as President of Filene’s Basement, a department store chain, President of Homegoods, an off-price home fashion store and a subsidiary of TJX Companies, and Chairman and Chief Executive Officer of Cherry & Webb, a women’s specialty store. She is also on the board of directors of The Men’s Wearhouse, Inc. and Genesco Inc., both publicly-traded, consumer products companies.

Elizabeth McLaughlin has served as our Chief Executive Officer since August 2000, and has served on our Board of Directors since May 2000. She also served as our President from February 2000 through September 2003. From June 1996 through February 2000, Ms. McLaughlin served as our Senior Vice President and General Merchandise Manager. From May 1993 through May 1996, Ms. McLaughlin was our Vice President, Operations. Prior to joining us, Ms. McLaughlin held various positions with Millers Outpost and The Broadway. Ms. McLaughlin is a member of the Board of Visitors for the Anderson School at UCLA. Ms. McLaughlin serves on the board of directors at Noodles & Company, a privately-held casual dining restaurant company.

Bruce Quinnell has served on our Board of Directors since September 1998 and has served as Chairman of the Board since August 2002. From April 1999 to February 2002, Mr. Quinnell was Vice Chairman of Borders Group, Inc. From January 1997 to April 1999, Mr. Quinnell was the President and Chief Operating Officer of Borders Group, Inc.

Andrew Schuon has served on our Board of Directors since January 1998. Mr. Schuon is founder and President of Vivendi/Universal’s IMF: The International Music Feed, a 24-hour cable TV channel. In addition he advises XM Satellite Radio on programming, and has other media clients. From August 2002 to February 2004, Mr. Schuon was President of Programming of Infinity Broadcasting. From April 2001 to August 2002, he was President and Chief Executive Officer of Pressplay, a joint venture created by Sony Music Entertainment and Universal Music Group. From December 1999 to April 2001, Mr. Schuon was President and Chief Operating Officer of the Universal Music Group’s music business, Farmclub.com, Inc. Prior to that, from February 1998 to November 1999, Mr. Schuon was Executive Vice President/General Manager of Warner Bros. Records Inc. From 1992 to December 1997, Mr. Schuon served as Executive Vice President of MTV where he was responsible for programming, music, production and talent for their MTV and VH1 cable channels.

Independence of the Board of Directors and its Committees

As required under Nasdaq Stock Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Hot Topic, our senior management and our independent auditors, our Board of Directors has affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for our Chief Executive Officer Ms. McLaughlin.

As required under applicable Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board of Directors are comprised entirely of directors determined by the Board to be independent within the meaning of the applicable Nasdaq listing standards.

Information Regarding the Board of Directors and its Committees

Our Board of Directors has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. The following is membership and meeting information for each of these committees during the fiscal year ended January 29, 2005, as well as a description of each committee and its functions.

Name	Audit Committee		Compensation Committee		Governance and Nominating Committee
Cynthia Cohen	X				X	*
Corrado Federico	X		X
W. Scott Hedrick			X	*	X
Bruce Quinnell	X	*
Andrew Schuon			X		X
Total meetings in fiscal year 2004	5		1		5

*	Committee Chairperson

Audit Committee

The Audit Committee operates pursuant to a written charter that is available on our website at http://investorrelations.hottopic.com. The Audit Committee oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of our independent auditors; determines and approves the engagement of our independent auditors; determines whether to retain or terminate our existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of our independent auditors to perform any proposed permissible non-audit services; confers with our management and our independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and our independent auditors the results of the annual audit and the results of our quarterly financial statements.

Our Board of Directors has determined that Mr. Quinnell qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission, or SEC, rules. The Board made a qualitative assessment of Mr. Quinnell’s level of knowledge and experience based on a number of factors, including his formal education, and his experience as a public company chief financial officer and chief operating officer.

Compensation Committee

The Compensation Committee operates pursuant to a written charter that is available on our website at http://investorrelations.hottopic.com. The Compensation Committee reviews and approves our overall compensation strategy and policies. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our executive officers; and administers our stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs.

Governance and Nominating Committee

The Governance and Nominating Committee operates pursuant to a written charter that is available on our website at http://investorrelations.hottopic.com. The Governance and Nominating Committee interviews, evaluates, nominates, and recommends individuals for membership on the Board and committees thereof; nominates specific individuals to be elected as our officers by the Board; evaluates and recommends whether a Board or committee member qualifies as an independent director; stays abreast of developments in the area of corporate governance; and has oversight responsibility for questions pertaining to the quality of the process by which the Board and committees conduct their affairs, the quality of the strategic planning process, matters of ethics and/or conflicts of interest on the part of the directors, and the design and implementation of our Chief Executive Officer review process.

The Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Governance and Nominating Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our shareholders. However, the Governance and Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our shareholders. In conducting this assessment, the Governance and Nominating Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Hot Topic, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Governance and Nominating Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Governance and Nominating Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Governance and Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Governance and Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. The Governance and Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. From time to time, we have paid various third party recruiters to help us identify potential nominees for our Board of Directors.

The Governance and Nominating Committee will consider director candidates recommended by shareholders. The Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a shareholder. Shareholders who wish to recommend individuals for consideration by the Governance and Nominating Committee to become nominees for election to the Board at an annual meeting of shareholders must do so by delivering a written recommendation to the Governance and Nominating Committee at the following address: 18305 E. San Jose Avenue, City of Industry, California 91748 at least 120 days prior to the anniversary date of the mailing of our proxy statement for the last annual meeting of shareholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating shareholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. To date, the Governance and Nominating Committee has not rejected a timely director nominee from a shareholder or shareholders holding more than 5% of our voting stock.

Meetings of the Board of Directors and Board and Committee Member Attendance

Our Board of Directors met five times and acted by unanimous written consent twice during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

Shareholder Communications With the Board Of Directors

The Governance and Nominating Committee has adopted a formal process by which our shareholders may communicate with the Board or an individual director. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Hot Topic at 18305 E. San Jose Avenue, City of Industry, California 91748. Communications also may be sent by e-mail to the following address: investorrelations@hottopic.com. Any communication sent must state the name of the shareholder making the communication and the number of shares owned by the shareholder. These communications will be reviewed by our Secretary, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications that do not raise substantive matters for the Board’s review). The screening procedures have been approved by a majority of the independent directors of the Board.

STANDARDS OF BUSINESS ETHICS

We have adopted Standards of Business Ethics that apply to all of our officers, directors and employees. The Standards of Business Ethics is available on our website at http://investorrelations.hottopic.com. If we make any substantive amendments to the Standards of Business Ethics or grant any waiver from a provision of the Standards of Business Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by Nasdaq listing standards or applicable law.

PROPOSAL 2

APPROVAL OF THE AMENDMENT OF OUR 1996 EQUITY INCENTIVE PLAN

Our 1996 Equity Incentive Plan, or the Incentive Plan, is an amended, restated and retitled version of our 1993 Stock Option Plan, which was originally adopted on January 20, 1993.

As of March 17, 2005, 15,791,211 awards (net of canceled or expired awards) had been granted under the Incentive Plan and 2,508,789 shares of our common stock (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expiration of awards) remained available for future issuance under the Incentive Plan. In addition, on March 18, 2005, options were granted to purchase an additional 1,375,000 shares under the Incentive Plan.

Shareholders are being asked to approve an amendment of the Incentive Plan to remove the limit on the maximum number of restricted stock grants and extend the exercise period for certain stock awards after termination of a participant’s continuous service to us. Reasons for requesting the amendment are discussed below. To be approved, the amendment of the Incentive Plan must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. Abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF OUR 1996

EQUITY INCENTIVE PLAN.

The material features of the Incentive Plan in its current form are outlined below. The following description of the Incentive Plan is a summary only.

General

The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonuses and restricted stock purchase awards, all of which are collectively referred to as awards. Incentive stock options granted under the Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code. Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. Stock appreciation rights granted under the Incentive Plan may be tandem rights, concurrent rights or independent rights. See “Federal Income Tax Information” for a discussion of the tax treatment of awards. To date, the Company has granted only incentive stock options, nonstatutory stock options and restricted stock grants under the Incentive Plan.

Board Approval

On March 17, 2005, our Board of Directors approved an amendment of the Incentive Plan, subject to shareholder approval, to (i) remove the limit on the maximum number of restricted stock grants and (ii) extend the exercise period for certain stock awards after termination of a participant’s continuous service to us from 30 days to 120 days, except in the case of incentive stock options which will be amended to provide for a three-month exercise period after such termination. The aggregate number of shares reserved for issuance under the Incentive Plan has not been adjusted. While we have historically granted primarily stock options under the Incentive Plan, our Board of Directors approved the amendment of the Incentive Plan as to restricted stock grants in order to allow us the flexibility to grant different types of stock awards in the future (particularly restricted stock awards), in part due to anticipated accounting changes that affect the accounting treatment of stock option grants. The amendment to extend the exercise period of certain stock awards is being made in order to, among other things, help promote a consistent trading market and ensure applicable securities law compliance in connection with our stock.

A copy of the Incentive Plan, in substantially the form in which it will take effect if this Proposal 2 is approved, is attached to this proxy statement as Appendix A. The description of the Incentive Plan set forth herein is subject to, and qualified in its entirety by, the full text of the Incentive Plan.

Purpose

The Board adopted the Incentive Plan to provide a means by which our employees, directors and consultants may be given an opportunity to acquire and hold our stock and to assist in retaining their services. The Incentive Plan also provides a means to recruit individuals for management positions to continue our growth and success. All of our approximately 8,300 employees, directors and consultants are eligible to participate in the Incentive Plan.

Administration

The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of our common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

The Board has the power to delegate administration of the Incentive Plan to a committee composed of not fewer than two members of the Board, referred to as a “Delegated Committee.” In the discretion of the Board, a Delegated Committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Board has delegated administration of the Incentive Plan to the Compensation Committee. The Board may also designate, and has so designated, a committee of one director to make grants under the Incentive Plan other than to executive officers. As used herein with respect to the Incentive Plan, the “Board” refers to the Board itself as well as any such properly designated committee.

The regulations under Section 162(m) of the Code require that the directors who serve as members of the Delegated Committee must be “outside directors.” The Incentive Plan provides that, in the Board’s discretion, directors serving on the Delegated Committee may be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the Delegated Committee directors who are (i) our current employees, (ii) our former employees receiving compensation for past services (other than benefits under a tax-qualified pension incentive plan), (iii) our current and former officers, (iv) directors currently receiving direct or indirect remuneration from us in any capacity (other than as a director) and (v) any other person who is otherwise not considered an “outside director” for purposes of Section 162(m).

Stock Subject to the Incentive Plan

An aggregate of 18,300,000 shares of our common stock is reserved for issuance under the Incentive Plan. If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of our common stock not acquired pursuant to such awards again become available for issuance under the Incentive Plan. Shares subject to stock appreciation rights exercised in accordance with the Incentive Plan are not available for subsequent issuance under the Incentive Plan.

Eligibility

Incentive stock options and stock appreciation rights appurtenant thereto may be granted under the Incentive Plan only to our employees (including officers). Our employees (including officers), directors and consultants are eligible to receive all other types of awards under the Incentive Plan.

No option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of our total combined voting power, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. Likewise, no restricted stock award may be granted under the Incentive Plan to any such 10% shareholder unless the exercise price is at least 100% of the fair market value of the stock subject to the award. In addition, the aggregate fair market value, determined at the time of grant, of the shares of our common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all of our other equity plans) may not exceed $100,000.

No person may be granted options and stock appreciation rights under the Incentive Plan exercisable for more than 1,800,000 shares of our common stock in any 12 month period. This restriction is referred to as the “Section 162(m) Limitation.”

Terms of Options

The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of our common stock on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options (i), granted on or after March 20, 2003, may not be less than 100% of the fair market value of our common stock on the date of grant, (ii), granted prior to March 20, 2003, may not be less than 85% of such fair market value and (iii), in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. If options were granted to certain “covered employees” (see “Federal Income Tax Information” below) with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code.

The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other shares of our common stock, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

Option Exercise. Options granted under the Incentive Plan may become exercisable in cumulative increments, or vest, as determined by the Board. The Board has the power to accelerate the time during which an option may vest. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows us to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of our common stock or by a combination of these means.

Term. The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see “Eligibility” above) the maximum term is five years. Options under the Incentive Plan generally terminate one month after termination of the participant’s service (subject to amendment as provided below) unless (i) such termination is due to the participant’s disability, in which case the option may provide that it may be exercised (but only to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant’s service has terminated, or within a period after termination of such service to be specified in the option, in which case the option may provide that it may be exercised (but only to the extent the option was exercisable at the time of the participant’s death) within 12 months of the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service. If this Proposal 2 is approved by our shareholders, incentive stock options under the Incentive Plan generally will terminate 90 days after termination of the participant’s service and nonstatutory stock options under the Incentive Plan will terminate 120 days after termination of the participant’s service.

The option term generally is not extended in the event that exercise of the option within these periods is prohibited. A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would result in liability under Section 16(b) of the Exchange Act, then the option shall terminate on the earlier of (i) the expiration of the term of the option or (ii) the 10th day after the last date on which such exercise would result in such liability under Section 16(b).

Terms of Stock Bonuses and Purchases of Restricted Stock

Share Limitation. No more than an aggregate of 93,000 shares of stock may be awarded as restricted stock awards or stock bonuses under the terms of the Incentive Plan. However, if this Proposal 2 is approved by our shareholders, this share limitation shall only apply with respect to stock awarded prior to June 15, 2005 pursuant to restricted stock purchase agreements or stock bonus agreements, and stock awarded on or after June 15, 2005 pursuant to restricted stock purchase agreements or stock bonus agreements shall not be subject to any such share limitation.

Payment. The Board determines the purchase price under a restricted stock purchase agreement but the purchase price may not be less than 85% of the fair market value of the Common Stock on the date of purchase. The Board may award stock bonuses in consideration of past services without a purchase payment.

The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid either in cash at the time of purchase or at the discretion of the Board, pursuant to a deferred payment arrangement or in any other form of legal consideration acceptable to the Board.

Vesting. Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in our favor in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan.

Stock Appreciation Rights

The Incentive Plan authorizes three types of stock appreciation rights.

Tandem Stock Appreciation Rights. Tandem stock appreciation rights are tied to an underlying option and require the participant to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the fair market value of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights must be made in cash.

Concurrent Stock Appreciation Rights. Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The participant receives an appreciation distribution equal to the fair market value of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights must be made in cash.

Independent Stock Appreciation Rights. Independent stock appreciation rights are granted independently of any option and entitle the participant to receive upon exercise an appreciation distribution equal to the fair market value of that number of shares of stock equal to the number of share equivalents in which the participant is vested under the independent stock appreciation rights less the fair market value of such shares of stock on the date of grant of the independent stock appreciation rights. Appreciation distributions payable upon exercise of independent stock appreciation rights may, at the Board’s discretion, be made in cash, in shares of stock or a combination thereof.

Restrictions on Transfer

A participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option.

Nonstatutory stock options are transferable only to the extent provided in the stock option agreement. Shares subject to repurchase by us under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate. Rights under a stock bonus or restricted stock bonus agreement may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

Adjustment Provisions

Transactions not involving receipt of consideration by us, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type(s), class(es) and number of shares of our common stock subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of our common stock subject to the Incentive Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of our common stock subject to such awards.

Effect of Certain Corporate Events

In the event of certain merger, consolidation, acquisition or similar transactions specified in the Incentive Plan, which are collectively referred to as a “Corporate Transaction,” any surviving or acquiring corporation may continue or assume awards outstanding under the Incentive Plan or may substitute similar awards. If any surviving or acquiring corporation does not assume such awards or substitute similar awards, then with respect to awards held by participants whose service with us has not terminated as of the effective date of the Corporate Transaction, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full and the awards will terminate if not exercised (if applicable) at or prior to such effective date.

The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

Duration, Amendment and Termination

The Board may suspend or terminate the Incentive Plan without shareholder approval or ratification at any time or from time to time. Unless sooner amended or terminated, the Incentive Plan will terminate on June 14, 2006.

The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by our shareholders within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires shareholder approval in order for the Incentive Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for issuance under the Incentive Plan; or (iii) change any other provision of the Incentive Plan in any other way if such modification requires shareholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the Incentive Plan for shareholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

The following is only a summary of the effect of federal income taxation upon participants and us with respect to the grant and exercise of awards under the Incentive Plan, does not purport to be complete and does not discuss the income tax laws of any state or foreign country in which a participant may reside.

Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the participant or us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods, referred to as a “disqualifying disposition,” then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or us by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, we will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Potential Limitation On Our Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by shareholders.

Awards to purchase restricted stock and stock bonus awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, shareholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount — or formula used to calculate the amount — payable upon attainment of the performance goal).

Plan Benefits

Awards under the Incentive Plan are discretionary. Accordingly, total awards that may be granted for the fiscal year ending January 28, 2006 under the Incentive Plan are not determinable until the completion of the fiscal year.

The following table presents certain information with respect to awards granted under the Incentive Plan during the fiscal year ended January 29, 2005 to (i) our Named Executive Officers (as set forth in “Compensation of Executive Officers” below); (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, other than executive officers, as a group.

Name and Position	Number of Shares Underlying Awards Granted (1)
Elizabeth McLaughlin, Chief Executive Officer and Director	300,000

Gerald Cook, President, Hot Topic	100,000

Patricia Van Cleave, President, Torrid	100,000

Thomas Beauchamp, Senior Vice President and Chief Information Officer	50,000

James McGinty, Chief Financial Officer	50,000

All current executive officers as a group	690,000

All current directors who are not executive officers as a group	7,737

All employees who are not executive officers as a group	707,750

(1)	The dollar values of these awards cannot be determined because they depend on the market value of the underlying shares of our common stock on the date of exercise.

PROPOSAL 3

APPROVAL OF THE AMENDMENT OF OUR 1996 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

Our 1996 Non-Employee Directors’ Stock Option Plan, or the Directors’ Plan, was originally adopted on June 14, 1996.

As of March 17, 2005, options to purchase an aggregate of 584,440 shares of our common stock (net of canceled or expired stock options) had been granted under the Directors’ Plan and 135,560 shares of our common stock (plus any shares that might in the future be returned to the Directors’ Plan as a result of cancellations or expiration of awards) remained available for future option grants under the Directors’ Plan.

Shareholders are being asked to approve an amendment of the Directors’ Plan to extend the exercise period for stock options after termination of a participant’s continuous service to us. Reasons for requesting the amendment are discussed below. To be approved, the amendment of the Directors’ Plan must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. Abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF OUR 1996

NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN.

The material features of the Directors’ Plan in its current form are outlined below. The following description of the Directors’ Plan is a summary only.

General

The Directors’ Plan provides for the automatic grant of nonstatutory stock options to purchase shares of our common stock to our non-employee directors. See “Federal Income Tax Information” for a discussion of the tax treatment of nonstatutory stock options.

Board Approval

On March 17, 2005, our Board of Directors approved an amendment of the Directors’ Plan, subject to shareholder approval, to extend the exercise period for stock options after termination of a participant’s continuous service to us from three months to 120 days. The aggregate number of shares reserved for issuance under the Directors’ Plan has not been adjusted. The amendment to extend the exercise period of certain stock awards is being made in order to, among other things, help promote a consistent trading market and ensure applicable securities law compliance in connection with our stock.

A copy of the Directors’ Plan, in substantially the form in which it will take effect if this Proposal 3 is approved, is attached to this proxy statement as Appendix B. The description of the Directors’ Plan set forth herein is subject to, and qualified in its entirety by, the full text of the Directors’ Plan.

Purpose

The purpose of the Directors’ Plan is to retain the services of persons now serving as our non-employee directors (as defined below), to attract and to retain the services of persons capable of serving on our Board of Directors and to provide incentives for such persons to exert maximum efforts to promote our success.

Administration

The Directors’ Plan is administered by our Board of Directors. The Board has the final power to construe and interpret the Directors’ Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board is authorized to delegate administration of the Directors’ Plan to a committee of not fewer than two members of the Board. The Board has delegated administrative, interpretive and its other powers under the Directors’ Plan to the Compensation Committee.

Stock Subject to the Directors’ Plan

An aggregate of 720,000 shares of our common stock is reserved for issuance under the Directors’ Plan. If options granted under the Directors’ Plan expire or otherwise terminate without being exercised, the shares of our common stock not purchased pursuant to such options again become available for issuance under the Directors’ Plan.

Eligibility

The Directors’ Plan provides that options may be granted only to our non-employee directors. A “Non-Employee Director” is defined in the Directors’ Plan as a director of us who is not otherwise our employee. Six of our seven current directors are eligible to participate in the Directors’ Plan.

Terms of Options

Each option under the Directors’ Plan is subject to the following terms and conditions:

Non-Discretionary Grants. Each non-employee director is automatically granted an option to purchase 10,000 shares upon becoming a member of our Board of Directors. Thereafter, so long as the director continues to serve on the Board, on the date of each of our annual meeting of shareholders, the director is automatically granted an option to purchase 2,500 shares. In addition, upon appointment as Chairman of the Board, the Chairman receives an automatic grant such that the aggregate initial grant to the Chairman, including amounts previously granted upon initial election to the Board if the Chairman is an incumbent director upon appointment as Chairman, is 15,000 (i.e., a Chairman appointed as Chairman upon election to the Board is granted an option to purchase 15,000 shares, while upon appointment as Chairman a director who previously received an option to purchase 5,000 shares upon election to the Board is granted an option to purchase 10,000 shares, bringing the director’s “initial grants” to 15,000 shares). Thereafter, so long as the Chairman continues to serve as Chairman of the Board, on the date of each of our annual meeting of shareholders, the Chairman is automatically granted an option to purchase 3,750 shares.

Discretionary Grants. Discretionary grants are permitted to non-employee directors of options to purchase shares in amounts deemed appropriate by our Board of Directors.

Exercise Price; Payment. The exercise price of options granted under the Directors’ Plan is equal to 100% of the fair market value of our common stock subject to such option on the date such option is granted.

Option Exercise. An option granted under the Directors’ Plan vests as to 25% of the underlying shares one year following the date of grant, and as to 6.25% of the underlying shares each quarter thereafter. Such vesting is conditioned upon continued service as our director, employee or consultant.

Term. The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ten years from the date of grant, referred to as the Expiration Date. If the optionee’s service as our non-employee director terminates for any reason or for no reason, the option will terminate on the earlier of the Expiration Date or the date three months following the date of termination of service; provided, however, that if such termination of service is due to the optionee’s death, the option will terminate on the earlier of the Expiration Date or one year following the date of the optionee’s death. In any and all circumstances, an option may be exercised following termination of the option’s service as our non-employee director only as to that number of shares as to which it was exercisable on the date of termination of such service. If this Proposal 3 is approved by our shareholders, options under the Directors’ Plan will terminate on the earlier of the Expiration Date of the date that is 120 days following the date of termination of service, subject to the same exceptions discussed above.

Restrictions on Transfer. Under the Directors’ Plan, an option may not be transferred by the optionee, except by will or the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee.

Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors’ Plan as may be determined by our Board of Directors.

Adjustment Provisions

If there is any change in the stock subject to the Directors’ Plan or subject to any option granted under the Directors’ Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating, dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Directors’ Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of share subject to the plan and the class, number of shares and price per share of stock subject to outstanding options.

Effect of Certain Corporate Events

In the event of a dissolution, liquidation, specified type of merger or consolidation or other corporate reorganization, to the extent permitted by law, the time during which outstanding options may be exercised will be accelerated, provided that the options will be terminated if not exercised prior to such event.

The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

Duration, Amendment and Termination

The Board may amend, suspend or terminate the Directors’ Plan at any time or from time to time; provided, however, that the Board may not amend the Directors’ Plan with respect to the amount, price or timing of grants more often than once every six months other than to comport with changes to the Code or the Employee Retirement Income Security Act. No amendment will be effective unless approved by our shareholders within 12 months before or after its adoption by the Board if the amendment would: (i) modify the requirements as to eligibility for participation in the plan (to the extent such modification requires shareholder approval in order for the Directors’ Plan to comply with the requirements of Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for options under the Directors’ Plan; or (iii) change any other provision of the Directors’ Plan in any other way if such modification requires shareholder approval in order to comply with Rule 16b-3 of the Exchange Act.

Federal Income Tax Information

The following is only a summary of the effect of federal income taxation upon the optionee and us with respect to the grant and exercise of options under the Directors’ Option Plan, does not purport to be complete and does not discuss the income tax laws of any state or foreign country in which an optionee may reside.

Options granted under the Directors’ Plan are nonstatutory options. There are no tax consequences to the optionee or us by reason of the grant. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the date of exercise over the option exercise price. Because the optionee is our director, under existing laws, the date of taxation (and the date of measurement of taxable ordinary income) may in some instances be deferred unless the optionee files an election under Section 83(b) of the Code. The filing of a Section 83(b) election with respect to the exercise of an option may affect the time of taxation and the amount of income recognized at each such time.

Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of such option. Such capital gain or loss will be long-term or short-term depending on the length of time the stock was held. At the time of writing of this proxy statement, capital gain from the sale of assets that have a holding period of more than one year is subject to federal income tax at a maximum rate of 15% for individuals.

Plan Benefits

Certain options under the Directors’ Plan are discretionary. Accordingly, total awards that may be granted for the fiscal year ending January 28, 2006 under the Directors’ Plan are not determinable until the completion of the fiscal year.

The following table presents certain information with respect to options granted under the Directors’ Plan for the fiscal year ended January 29, 2005 to (i) non-employee directors (employees, officers and employee directors are not eligible to participate in the Directors’ Plan) and (ii) all non-employee directors as a group.

Name and Position	Number of Shares Underlying Awards Granted (1)
Cynthia Cohen, Director	7,500

Corrado Federico, Director	7,500

W. Scott Hedrick, Director	7,500

Kathleen Mason, Director	10,000

Bruce Quinnell, Director	10,000

Andrew Schuon, Director	7,500

All non-employee directors as a group	50,000

(1)	The dollar values of these options cannot be determined because they depend on the market value of the underlying shares of our common stock on the date of exercise.

Equity Compensation Plan Information

The following table provides certain information as of January 29, 2005 with respect to all of our equity compensation plans in effect on that date.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders(1)	5,629,564	$14.76	3,769,051
Equity compensation plans not approved by shareholders(2)	45,000	2.22	not applicable

Total	5,674,564	$14.66	3,769,051

(1)	Includes the Incentive Plan, the Directors’ Plan and our Employee Stock Purchase Plan. 1,190,023 shares under column (c) are attributable to our Employee Stock Purchase Plan.
(2)	Includes non-plan option grants approved by the Board and granted pursuant to individual compensation arrangements prior to the last fiscal year. The terms of such non-plan option grants are substantially similar to the terms of stock options granted under the Incentive Plan, the material features of which are contained in Proposal 2.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has engaged Ernst & Young LLP as our independent auditors for the fiscal year ending January 28, 2006 and is seeking ratification of such selection by our shareholders at the annual meeting. Ernst & Young LLP has audited our financial statements since our inception in 1988. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require shareholder ratification of the selection of Ernst & Young LLP as our independent auditors. However, the Audit Committee is submitting the selection of Ernst & Young LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Hot Topic and our shareholders.

To be approved, the ratification of the selection of Ernst & Young LLP as our independent auditors must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. Abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following provides information regarding the fees billed to us by Ernst & Young LLP for the fiscal years ended January 31, 2004 and January 29, 2005. All fees described below were approved by the Audit Committee.

Audit Fees

Fees for audit services totaled approximately $213,000 for the fiscal year ended January 31, 2004, and approximately $682,000 for the fiscal year ended January 29, 2005, including fees associated with the annual audit, compliance with regulations and rules promulgated under the Sarbanes-Oxley Act of 2002 (including Section 404 internal control requirements), reviews of our quarterly reports on Form 10-Q and assistance with and review of registration statements filed with the SEC, including consents related to registration statements.

Audit-Related Fees

Fees for audit-related services totaled approximately $23,000 for the fiscal year ended January 31, 2004 and approximately $47,000 for the fiscal year ended January 29, 2005. Audit-related services principally include the audit for our benefit plan, statutory audit and assistance with Sarbanes-Oxley Section 404 internal control requirements.

Tax Fees

Fees for tax services, including tax compliance, and tax advice totaled approximately $19,000 for the fiscal year ended January 31, 2004. We did not incur any fees for tax services for the fiscal year ended January 29, 2005.

All Other Fees

There were no other fees for the fiscal years ended January 31, 2004 or January 29, 2005.

Pre-Approval Policies and Procedures

The Audit Committee, pursuant to its charter, is required to review and approve the proposed retention of independent auditors to perform any proposed permissible non-audit services. To date the Audit Committee has not established policies and procedures separate from its charter concerning pre-approval of audit or non-audit services. The establishment of any separate pre-approval policies and procedures is subject to the approval of the Audit Committee.

The Audit Committee has determined that the rendering of the pre-approved services other than audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST &

YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 28, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of March 17, 2005 by: (i) each of our directors; (ii) each of our executive officers named in the Summary Compensation Table included later in this proxy statement; (iii) all of our executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock. The table is based upon information supplied by our officers, directors and principal shareholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the shareholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 44,679,599 shares outstanding on March 17, 2005, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before May 16, 2005, which is 60 days after March 17, 2005. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
FMR Corp. (2) 82 Devonshire Street Boston, Massachusetts 02109	6,748,705	15.1%

T. Rowe Price Associates, Inc. (3) 100 East Pratt Street Baltimore, Maryland 21202	3,115,955	7.0%

Franklin Resources, Inc. (4) One Franklin Parkway San Mateo, California 94403	2,703,844	6.1%

Elizabeth McLaughlin (5)	1,668,434	3.6%

Cynthia Cohen (6)	41,821	*

Corrado Federico (7)	129,271	*

W. Scott Hedrick (8)	39,268	*

Kathleen Mason (9)	11,248	*

Bruce Quinnell (10)	105,822	*

Andrew Schuon (11)	55,667	*

Gerald Cook (12)	272,209	*

Patricia Van Cleave (13)	209,000	*

Thomas Beauchamp (14)	50,000	*

James McGinty (15)	191,811	*

All executive officers and directors as a group (14 persons)(16)	3,055,342	6.4%

*	Less than one percent.

(1)	Unless otherwise indicated, the address of all the owners is: c/o Hot Topic, Inc., 18305 E. San Jose Avenue, City of Industry, California 91748.

(2)	Based on Amendment No. 3 to Schedule 13G filed by FMR Corp. with the SEC on February 14, 2005. Includes 6,583,758 shares beneficially owned by Fidelity Management & Research Company and 164,947 shares beneficially owned by Fidelity Management Trust Company, each a wholly-owned subsidiary of FMR Corp.

(3)	Based on Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 14, 2005. The shares are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such shares; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such shares.

(4)	Based on Schedule 13G filed by Franklin Resources, Inc. with the SEC on February 14, 2005. Includes 2,145,844 shares beneficially owned by Franklin Advisers, Inc. and 558,000 shares beneficially owned by Franklin Advisory Services, LLC, each an investment advisor subsidiary of Franklin Resources, Inc.

(5)	Includes 1,534,349 shares subject to options exercisable within 60 days of March 17, 2005.

(6)	Includes 35,974 shares subject to options exercisable within 60 days of March 17, 2005.

(7)	Includes 122,810 shares subject to options exercisable within 60 days of March 17, 2005.

(8)	Includes 34,568 shares subject to options exercisable within 60 days of March 17, 2005.

(9)	Includes 10,000 shares subject to options exercisable within 60 days of March 17, 2005.

(10)	Includes 98,826 shares subject to options exercisable within 60 days of March 17, 2005.

(11)	Includes 49,216 shares subject to options exercisable within 60 days of March 17, 2005.

(12)	Includes 270,097 shares subject to options exercisable within 60 days of March 17, 2005.

(13)	Includes 196,249 shares subject to options exercisable within 60 days of March 17, 2005.

(14)	Includes 50,000 shares subject to options exercisable within 60 days of March 17, 2005.

(15)	Includes 184,997 shares subject to options exercisable within 60 days of March 17, 2005.

(16)	Includes shares as described in the notes above, as applicable, and 272,966 shares subject to options exercisable within 60 days of March 17, 2005, held by three officers not required to be named in this table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended January 29, 2005, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except as follows: Form 4 documents of Thomas Beauchamp, our Senior Vice President, Chief Information Officer, and Christopher J. Kearns, our Senior Vice President, General Counsel and Secretary, in connection with joining our Company, were filed on dates past their applicable respective deadlines.

DIRECTOR COMPENSATION

As consideration for service on the Board, each director is reimbursed for reasonable out-of-pocket expenses in connection with such director’s travel to and attendance at Board and committee meetings. In addition, in fiscal 2004, non-employee directors received a fee for their attendance at each regularly scheduled Board meeting and each meeting of a standing committee of the Board. The Board meeting fee for members other than the Chairman of the Board was $4,000 per meeting for one meeting during the fiscal year (in March 2004), and $5,000 per meeting for subsequent meetings. The Board meeting fee for the Chairman of the Board was $6,000 per meeting for one meeting during the fiscal year (in March 2004), and $7,000 per meeting for subsequent meetings. Non-employee directors received fees of $500 to $1,000 for their attendance at each Compensation Committee and Nominating and Governance Committee meeting, and $1,000 to $1,500 for their attendance at each Audit Committee meeting; provided the Chairs of the Compensation Committee and Nominating and Governance Committees received fees of $1,000 to $1,500 per committee meeting, and the Chair of the Audit Committee received fees of $3,500 to $5,000 per committee meeting. In fiscal 2004, the total cash compensation paid to non-employee directors was $200,500.

As of the date of this proxy statement, taking into account certain changes to our director compensation policy with respect to committee fees approved by the Board in March 2005, our policy provides for the following cash payments: non-employee directors will receive $5,000 for their attendance at each regularly scheduled Board meeting, $1,000 for their attendance at each Compensation Committee and Nominating and Governance Committee meeting and $1,500 for their attendance at each Audit Committee meeting; provided the Chairman of the Board will receive a $7,000 fee for his attendance at each regularly scheduled Board meeting, the Chair of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee will receive a $2,500 fee for attendance at each respective committee meeting, and the Chair of the Audit Committee will also receive a $10,000 quarterly retainer for ongoing activities as Chair.

Each of our non-employee directors also receives stock option grants under the Directors’ Plan. Only our non-employee directors receive options under the Directors’ Plan. Options granted under the Directors’ Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code.

Generally, option grants under the Directors’ Plan are non-discretionary. The Directors’ Plan provides for each non-employee director to be automatically granted an option to purchase 10,000 shares of common stock upon becoming a member of the Board and an option to purchase 2,500 shares of common stock upon each of our subsequent annual meetings of shareholders. A Chairman who has not previously served on the Board will automatically receive a stock option grant of 15,000 shares of common stock upon joining the Board, provided that if the Chairman has previously served on the Board, he or she will receive the number of shares equal to the difference between 15,000 shares of common stock and the amount of his or her initial stock option grant (received upon initially joining the Board). The Chairman is also entitled to receive an automatic stock option grant of 3,750 shares (rather than 2,500 shares) of common stock upon each of our annual meetings of shareholders. Our non-employee directors received automatic option grants (3,750 shares to the Chairman and 2,500 shares to the other non-employee directors) under the Directors’ Plan as provided above at the time of our 2004 Annual Meeting of Shareholders; except Kathleen Mason instead received a new- director grant of 10,000 shares of common stock upon becoming a member of the Board.

The Directors’ Plan also provides that the Board may approve discretionary grants to our non-employee directors in amounts as the Board deems appropriate, and the Board has adopted a policy to make discretionary grants on an annual basis. In fiscal 2004, pursuant to this policy, the Board approved discretionary grants to each non-employee director (other than the Chairman, and other than Kathleen Mason who received a new- director grant as described above) of an additional option to purchase 5,000 shares of common stock, and to the Chairman of an additional option to purchase 6,250 shares (rather than 5,000 shares) of common stock, each at the time of our 2004 Annual Meeting of Shareholders.

As of January 29, 2005, 221,784 options had been exercised under the Directors’ Plan. During the last fiscal year, we granted to our non-employee directors options to purchase an aggregate 50,000 shares of common stock under the Directors’ Plan at an exercise price per share of $20.04, all on June 17, 2004. The fair market value

(as defined in the Directors’ Plan) of such common stock on the date of grant was $20.04 per share. In January 2005, due to among other things anticipated changes in accounting rules for outstanding stock options, the Board fully vested certain outstanding options to purchase an aggregate 1,377,750 shares that were granted in the first half of fiscal 2004, which include such options granted to non-employee directors.

For a more complete discussion of the Directors’ Plan and the terms of the options granted thereunder, please see the summary in this proxy statement included under Proposal 3.

In addition, pursuant to our director compensation plan, each non-employee director (other than the Chairman) receives an annual stock grant with a value equal to $25,000, and the Chairman receives an annual stock grant with a value equal to $30,000. The stock awards are granted to each non-employee director immediately following his or her election or re-election (although the Board can amend its policy and change the grant or otherwise determine that no grant shall be made). The number of shares subject to the stock grant is determined based on the fair market value of our common stock as of the date of grant. Pursuant to the policy adopted by the Board, these stock grants vest 100% on the earlier to occur of the following: (i) one year from the date of grant, or (ii) the commencement of our next annual meeting of shareholders, provided that the directors are prohibited from selling the shares they received pursuant to such stock grants until they no longer serve on the Board. Each non-employee director received such a $25,000 stock grant, and the Chairman of the Board received such a $30,000 stock grant, as of the date of our 2004 Annual Meeting of Shareholders held on June 17, 2004.

EXECUTIVE COMPENSATION

Summary of Compensation

The following table provides information regarding the compensation earned during the fiscal years ended February 1, 2003, January 31, 2004 and January 29, 2005 by our Chief Executive Officer and our four other most highly compensated executive officers who earned more than $100,000 in fiscal 2004. We refer to these officers in this proxy statement as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

Long-Term Compensation
	Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Other Annual Compen- sation(2) ($)	Restricted Stock Award ($)	Securities Underlying Options/ SARs(#)	LTIP Pay- outs ($)	All Other Compen- sation ($)
Elizabeth McLaughlin, Chief Executive Officer and Director (3)	2004 2003 2002	700,000 600,000 500,000	0 852,000 501,600	16,080 9,212 11,429	— — —	300,000 300,000 150,000	— — —	— — —

Gerald Cook, President, Hot Topic (4)	2004 2003 2002	450,000 385,000 335,000	0 272,000 144,050	4,370 3,870 3,870	— — —	100,000 75,000 75,000	— — —	— — —

Patricia Van Cleave, President, Torrid (5)	2004 2003 2002	420,000 375,000 135,000	0 266,000 69,300	5,478 4,808 1,020	— — —	100,000 75,000 112,500	— — —	— — —

Thomas Beauchamp, Senior Vice President and Chief Information Officer (6)	2004 2003 2002	166,667 — —	83,904 — —	116,861 — —	— — —	50,000 — —	— — —	— — —

James McGinty, Chief Financial Officer	2004 2003 2002	300,000 265,000 235,000	0 188,150 101,050	7,087 6,030 5,900	— — —	50,000 45,000 45,000	— — —	— — —

(1)	Bonus amounts include amounts earned in the relevant fiscal years but paid during the following fiscal year.
(2)	For fiscal 2004, the amounts shown include: (i) life and long-term disability insurance premiums: Ms. McLaughlin ($10,421), Mr. Cook ($1,120), Ms. Van Cleave ($1,120), Mr. Beauchamp ($667) and Mr. McGinty ($1,060); and (ii) automobile allowance: Ms. McLaughlin ($5,659), Mr. Cook ($3,250), Ms. Van Cleave ($4,358), Mr. Beauchamp ($16,194) and Mr. McGinty ($6,027). Also, for Mr. Beauchamp, the amount listed includes a moving allowance of $100,000.
(3)	Does not include 150,000 shares of common stock underlying an option granted by us reflecting a stock option bonus earned in fiscal 2001 and granted in fiscal 2002.
(4)	Mr. Cook became our President, Hot Topic, in September 2003.
(5)	Ms. Van Cleave became our Chief Merchandising Officer in August 2002 and our President, Torrid, in September 2003.
(6)	Mr. Beauchamp joined us as Senior Vice President, Chief Information Officer in June 2004. During fiscal 2004, Mr. Beauchamp’s annualized base salary was $250,000.

Stock Option Grants And Exercises

We grant stock options to our executive officers under the Incentive Plan. As of March 17, 2005, options to purchase a total of 5,122,561 shares were outstanding under the Incentive Plan and a total of 2,508,789 shares remained available for grant under the Incentive Plan. In addition, on March 18, 2005, options were granted to purchase an additional 1,375,000 shares under the Incentive Plan. The options become exercisable over a four year period with 25% vesting one year from the date of grant and 6.25% of the remaining shares vesting quarterly thereafter. The options will fully vest upon a change of control, as defined in the Incentive Plan, unless the acquiring company assumes the options or substitutes similar options. In January 2005, due to among other things anticipated changes in accounting for outstanding stock options, our Board fully vested certain outstanding options to purchase an aggregate 1,377,750 shares that were granted in the first half of fiscal 2004, which options include those granted to Named Executive Officers described below.

Options expire ten years from the date of grant. The exercise price per share of each option granted to our executive officers was equal to the fair market value of our common stock on the date of the grant, as detailed more fully in the Incentive Plan.

The following table provides information regarding grants of options to purchase shares of our common stock to the Named Executive Officers in the fiscal year ended January 29, 2005.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year (1) (%)	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2) ($)
					5%	10%
Elizabeth McLaughlin	300,000	21.5	25.51	3/18/14	4,812,931	12,196,911

Gerald Cook	100,000	7.2	25.51	3/18/14	1,604,310	4,065,637

Patricia Van Cleave	100,000	7.2	25.51	3/18/14	1,604,310	4,065,637

Thomas Beauchamp	50,000	3.6	21.30	6/1/14	669,773	1,697,336

James McGinty	50,000	3.6	25.51	3/18/14	802,155	2,032,819

(1)	Based on options to purchase 1,397,750 shares granted to employees in fiscal 2004 under the Incentive Plan, including options granted to the Named Executive Officers.
(2)	The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect our estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of our common stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all shareholders.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information regarding the number and value of securities acquired upon the exercise of options by the Named Executive Officers during fiscal 2004 and the number and value of securities underlying unexercised options held by the Named Executive Officers as of January 29, 2005.

Name	Shares Acquired on Exercise	Value Realized on Exercise (1) ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (2)
			Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)
Elizabeth McLaughlin	143,401	$1,753,630	1,482,785	276,566	$12,473,087	$1,011,582

Gerald Cook	12,000	158,280	253,691	72,660	867,665	282,017

Patricia Van Cleave	11,560	81,729	184,532	91,409	416,342	432,505

Thomas Beauchamp	—	—	50,000	—	—	—

James McGinty	20,000	350,500	175,857	42,894	899,134	164,557

(1)	The value realized of shares acquired on exercise is equal to the excess of the closing price of our common stock on the date of exercise as reported on the Nasdaq over the exercise price for the option, multiplied by the number of shares subject to the option, without taking into account any taxes that may be payable in connection with the transaction.
(2)	The value of an unexercised in-the-money option as of January 29, 2005 is equal to the excess of the closing price of our common stock for that day as reported on the Nasdaq ($18.92 on January 28, 2005, the last business day of fiscal 2004) over the exercise price for the option, multiplied by the number of shares subject to the option, without taking into account any taxes that may be payable in connection with the transaction. Mr. Beauchamp held exercisable options with an exercise price greater than $18.92.

Employment, Severance and Change of Control Agreements

We entered into an employment agreement with Gerald Cook, our President, Hot Topic, on January 12, 2001, with Patricia Van Cleave, our President, Torrid, on August 14, 2002 and with James McGinty, our Chief Financial Officer, on January 23, 2003, and an employment offer letter agreement with Thomas Beauchamp, our Senior Vice President, Chief Information Officer, on May 13, 2004. None of these agreements provide for a specified term of employment and each is terminable at will. The agreements specified minimum annualized initial year base salaries, and initial participation levels in our executive incentive bonus plan, which provides eligibility for bonus awards based upon achievement goals determined from time to time by the Board. Each of the agreements also provides for an automobile allowance, and Mr. Cook’s, Ms. Van Cleave’s and Mr. Beauchamp’s agreements provided for initial option grants.

The agreements, under certain circumstances, are terminable with or without cause. However, each of the executive officers is entitled to certain benefits in the event his or her employment with us is terminated without cause, including a severance payment equal to six months of continued pay and benefits.

Each of the executive officers is entitled to immediate vesting of all of their unvested options in the event of a “change in control” of Hot Topic, Inc. “Change in control” is defined in each of the agreements as (i) a sale of all or substantially all of our assets, (ii) a merger or consolidation in which we are not the surviving corporation and in which beneficial ownership of at least 50% of our voting securities has changed or (iii) an acquisition by an person, entity or group of beneficial ownership of at least 50% of the combined voting power of us.

We have no existing employment agreement with our Chief Executive Officer, Elizabeth McLaughlin. Ms. McLaughlin’s compensation is determined annually by the Compensation Committee, as described in the Report of the Compensation Committee, and approved by the Board.

Pension and Long-term Incentive Plans

We have no pension plans or long-term incentive plans.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Hot Topic under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Our executive compensation program is administered by the Compensation Committee of our Board of Directors. The Compensation Committee is appointed by our Board of Directors and is comprised of three non-employee directors. The Compensation Committee advises our Board of Directors on all compensation matters concerning our executive officers.

Overall Compensation Policy

The Compensation Committee believes that in order for us to succeed we must be able to attract and retain qualified executives. The objective of the Compensation Committee in determining the type and amount of executive officer compensation is to provide a compensation package consisting of a base salary, bonus, and long-term incentives in the form of stock options and other stock awards, or some combination of the foregoing, that allows us to attract and retain talented executive officers and to align their interests with those of shareholders.

Base Salary

During fiscal 2004, the base salaries for our executive officers were intended to be competitive with salaries of similar executive positions in comparable companies in our industry. The Compensation Committee utilizes compensation survey data that includes retail and other relevant industries’ companies, as considered comparable or relevant to our company; however, the Compensation Committee does not use a specific formula to set pay in relation to this market data. Annual adjustments in base salaries (except for the Chief Executive Officer, which is determined as provided below), if any, have generally been made effective at the beginning of the third month of the fiscal year for which they are intended to apply and therefore also reflect in large part the prior year’s business and individual performance achievements. The Compensation Committee met in March 2004 to consider the base salary rates of our executive officers. Based on a number of criteria, including the Company’s good performance in fiscal 2003, increases in base salaries of the executive officers were approved.

Bonus

Annual incentive bonuses are intended to reflect the Compensation Committee’s belief that a significant portion of the annual compensation of each executive officer should be contingent upon our performance, as well as the individual contribution of each officer. Accordingly, our executive officers, including our Chief Executive Officer, participate in an annual executive incentive bonus plan, referred to as the Executive Bonus Plan, which provides for cash bonuses based upon the achievement of certain specified financial goals for us for the fiscal year. The Board of Directors, upon receiving the Compensation Committee’s recommendations, makes awards. The Compensation Committee annually establishes targeted profitability levels for the ensuing fiscal year in conjunction with our annual financial plan. Upon the achievement of various increasing levels of profitability above the minimum target level, the Compensation Committee may choose to increase bonuses accrued to the Executive Bonus Plan; similarly, the Compensation Committee may choose to award less than target bonus, or no bonus, in the event applicable financial goals are not reached. The purpose of the Executive Bonus Plan is to reward and reinforce executive management’s commitment to achieve levels of profitability and return consistent with increasing shareholder value.

Cash bonuses earned under the Executive Bonus Plan are paid each year upon completion of our annual audit of the results of operations for the previous fiscal year by our independent auditors. In fiscal 2004, executive officers received bonuses for fiscal 2003 under the Executive Bonus Plan in excess of the originally targeted amounts due to company performance that was superior to applicable target financial goals. In fiscal 2005, bonuses were not awarded for fiscal 2004 under the Executive Bonus Plan, though certain members of the executive officer and officer group received bonuses pursuant to individualized arrangements.

Long-Term Incentives

The final portion of our executive officers’ compensation during fiscal 2004 consisted of incentive stock options as listed in this proxy statement in the table entitled “Option Grants in Last Fiscal Year.” It is this award that we have utilized to provide long-term incentives.

Chief Executive Officer Compensation

As our Chief Executive Officer, Ms. McLaughlin received a base salary in 2004 at an annual rate of $700,000. During fiscal 2004, as part of her overall compensation package, Ms. McLaughlin was granted an option under the Incentive Plan to purchase a total of 300,000 shares of common stock at an exercise price of $25.51 per share. Further, she was eligible to earn a bonus under our Executive Bonus Plan for fiscal 2004.

Following the end of fiscal 2004, the Compensation Committee met to evaluate Ms. McLaughlin’s performance in fiscal 2004. Given our performance during the fiscal year, Ms. McLaughlin received no incentive bonus award for the 2004 fiscal year. Moreover, she received no increase to her annual base salary rate.

Section 162(m) Compliance

Section 162(m) of the Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

The Compensation Committee has determined that incentive bonus awards and stock options granted under the Incentive Plan with an exercise price at least equal to the fair market value of our common stock on the date of grant shall be treated as “performance-based compensation.” The Compensation Committee currently believes that we should be able to continue to manage our executive compensation program for Named Executive Officers so as to preserve the related federal income tax deductions, although individual exceptions may occur.

Compensation Committee

W. Scott Hedrick, Chairman

Corrado Federico

Andrew Schuon

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Hot Topic under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

We have reviewed and discussed with management our consolidated financial statements as of and for the fiscal year ended January 29, 2005.

We have discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

We have received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with the independent public accountants their independence.

Based on the reviews and discussions referred to above, we recommend to our Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K.

Audit Committee

Bruce Quinnell, Chairman

Cynthia Cohen

Corrado Federico

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Hedrick, Schuon and Federico currently serve as members of the Compensation Committee. Compensation of Messrs. Hedrick, Schuon and Federico, as well as our other non-employee directors, is determined by the entire Board with a view to attracting and retaining talented individuals to serve as directors. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON

The material in this section is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Hot Topic under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The following graph shows a comparison of five-year cumulative total returns for Hot Topic, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Retail Trade Index for the period that commenced January 31, 2000 and ended on January 29, 2005. The graph assumes an initial investment of $100 and that all dividends have been reinvested (there have been no dividends declared by us other than stock dividends).

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG HOT TOPIC, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ RETAIL TRADE INDEX

CERTAIN TRANSACTIONS

We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of us, and otherwise to the fullest extent permitted under California law and our Bylaws. We have also entered into and may in the future enter into employment agreements with certain of our executive officers. See “Employment, Severance and Change of Control Agreements.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and other agents) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers, banks or other agents with account holders who are shareholders of Hot Topic will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker, bank or other agent that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, bank or other agent, and direct a written request for the separate proxy statement and annual report to Corporate Secretary, Hot Topic, Inc., 18305 E. San Jose Avenue, City of Industry, California 91748 or contact Christopher J. Kearns at (626) 839-4681. Shareholders whose shares are held by their broker, bank or other agent as nominee and who currently receive multiple copies of the proxy statement at their address that would like to request “householding” of their communications should contact their broker, bank or other agent.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Christopher J. Kearns

Secretary

City of Industry, California

May 6, 2005

A copy of our Annual Report on Form 10-K for the fiscal year ended January 29, 2005 filed with the SEC is available without charge upon written request to: Corporate Secretary, Hot Topic, Inc., 18305 E. San Jose Avenue, City of Industry, California 91748.

APPENDIX A

HOT TOPIC, INC.

1996 EQUITY INCENTIVE PLAN

Introduction

Originally adopted on January 20, 1993 as the “1993 Stock Option Plan of Hot Topic, Inc.,” the plan is hereby amended and restated and retitled the “1996 Equity Incentive Plan.”

1. PURPOSES.

(a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses, (iv) rights to purchase restricted stock, and (v) stock appreciation rights, all as defined below.

(b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof, or (iii) stock appreciation rights granted pursuant to Section 8 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2. DEFINITIONS.

(a) “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

(e) “Company” means Hot Topic, Inc., a California corporation.

(f) “Concurrent Stock Appreciation Right” or “Concurrent Right” means a right granted pursuant to subsection 8(b)(2) of the Plan.

(g) “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

(h) “Continuous Status as an Employee, Director or Consultant” means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Chief Executive Officer of the

Company may determine, in his or her sole discretion, whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the Chief Executive Officer of the Company, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

(i) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(j) “Director” means a member of the Board.

(k) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(l) “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of the common stock of the Company determined as follows:

(1) If the common stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Stock Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

(2) If the common stock is quoted on The Nasdaq Stock Market (but not on the National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

(3) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

(o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933 (“Regulation S-K”), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(q) “Independent Stock Appreciation Right” or “Independent Right” means a right granted pursuant to subsection 8(b)(3) of the Plan.

(r) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(s) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t) “Option” means a stock option granted pursuant to the Plan.

(u) “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(v) “Optionee” means a person who holds an outstanding Option.

(w) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time, and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(x) “Plan” means this Hot Topic, Inc. 1996 Equity Incentive Plan.

(y) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(z) “Stock Appreciation Right” means any of the various types of rights which may be granted under Section 8 of the Plan.

(aa) “Stock Award” means any right granted under the Plan, including any Option, any stock bonus, any right to purchase restricted stock, and any Stock Appreciation Right.

(bb) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(cc) “Tandem Stock Appreciation Right” or “Tandem Right” means a right granted pursuant to subsection 8(b)(1) of the Plan.

3. ADMINISTRATION.

(a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, a Stock Appreciation Right, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock

Award; whether a person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right; and the number of shares with respect to which a Stock Award shall be granted to each such person.

(2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(3) To amend the Plan or a Stock Award as provided in Section 13.

(4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) The Board may delegate administration of the Plan to a committee of the Board composed of not fewer than two (2) members (the “Committee”), all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such Subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, at any time the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to avoid the application of Section 162(m) of the Code.

(d) Any requirement that an administrator of the Plan be a Disinterested Person shall not apply if the Board or the Committee expressly declares that such requirement shall not apply. Any Disinterested Person shall otherwise comply with the requirements of Rule 16b-3.

4. SHARES SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 12 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate Eighteen Million Three Hundred Thousand (18,300,000) shares of the Company’s common stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 of the Plan shall not be available for subsequent issuance under the Plan.

(b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. ELIGIBILITY.

(a) Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees, Directors or Consultants. Notwithstanding the foregoing, no Stock Awards shall be granted to a Director (including a Director who is an Employee or a Consultant) prior to August 15, 1996 (or such later date as the amendments to Rule 16b-3 adopted by the Securities and Exchange Commission pursuant to Release

No. 34-37260 become effective as to the Company), unless such Director is expressly declared eligible to participate in the Plan by action of the Board or the Committee.

(b) No person shall be eligible for the grant of an Option or an award to purchase restricted stock if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant, or in the case of a restricted stock purchase award, the purchase price is at least one hundred percent (100%) of the Fair Market Value of such stock at the date of grant.

(c) Subject to the provisions of Section 12 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options and Stock Appreciation Rights covering more than One Million Eight Hundred Thousand (1,800,000) shares of the Company’s common stock in any twelve (12) month period. This subsection 5(c) shall not apply prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act and, following such registration, shall not apply until (i) the earliest of: (A) the first material modification of the Plan (including any increase to the number of shares reserved for issuance under the Plan in accordance with Section 4); (B) the issuance of all of the shares of common stock reserved for issuance under the Plan; (C) the expiration of the Plan; or (D) the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

6. OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted; the exercise price of each Nonstatutory Stock Option granted on or after March 20, 2003 shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted; and the exercise price of each Nonstatutory Stock Option granted prior to March 20, 2003 shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferred by the Optionee upon such terms and conditions as are set forth in the Option Agreement for such Nonstatutory Option, as the Board or the Committee shall determine in its discretion, including (without limitation) pursuant to a “domestic relations order” within the meaning of such rules, regulations or interpretations of the Securities and Exchange Commission as are applicable for purposes of Section 16 of the Exchange Act (a “DRO”). In the event of a transfer of a Nonstatutory Option as provided in the Option Agreement, the transferee shall be entitled to exercise such Nonstatutory Option to the extent of his or her interest received in such transfer, subject to the terms and conditions of the Option Agreement. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

(e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

(f) Termination of Employment or Relationship as a Director or Consultant. In the event an Optionee’s Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee’s death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three months or one hundred twenty (120) days, in the case of an Incentive Stock Option or a Nonstatutory Stock Option, respectively, after the termination of the Optionee’s Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

An Optionee’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee’s Continuous Status as an Employee, Director, or Consultant (other than upon the Optionee’s death or disability) would result in liability under Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act. Finally, an Optionee’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee’s Continuous Status as an Employee, Director or Consultant (other than upon the Optionee’s death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or (ii) the expiration of a period of thirty (30) days after the termination of the Optionee’s Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

(g) Disability of Optionee. In the event an Optionee’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee’s disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(h) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee’s Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee’s death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(i) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

7. TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

(a) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement, but in no event shall the purchase price be less than eighty-five percent (85%) of the stock’s Fair Market Value on the date such award is made. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit. Subject to the provisions of Section 12 relating to adjustments upon changes in stock, stock awarded on or after March 20, 2003 and prior to June 15, 2005 pursuant to restricted stock purchase agreements or stock bonus agreements shall not exceed in the aggregate Ninety Three Thousand (93,000) shares of the Company’s common stock. Stock awarded on or after June 15, 2005 pursuant to restricted stock purchase agreements or stock bonus agreements shall not be subject to any such limitation on the aggregate number of shares of the Company’s common stock.

(b) Transferability. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or, if the agreement so provides, pursuant to a DRO (as defined in subsection 6(d) hereof), so long as stock awarded under such agreement remains subject to the terms of the agreement.

(c) Consideration. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in its discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

(d) Vesting. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

(e) Termination of Employment or Relationship as a Director or Consultant. In the event a Participant’s Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

8. STOCK APPRECIATION RIGHTS.

(a) The Board or Committee shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights under the Plan to Employees or Directors of or Consultants to, the Company or its Affiliates. To exercise any outstanding Stock Appreciation Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. If a Stock Appreciation Right is granted to an individual who is at the time subject to Section 16(b) of the Exchange Act (a “Section 16(b) Insider”), the Stock Award Agreement of grant shall incorporate all the terms and conditions at the time necessary to assure that the subsequent exercise of such right shall qualify for the safe-harbor exemption from short-swing profit liability provided by Rule 16b-3 promulgated under the Exchange Act (or any successor rule or regulation). Except as provided in subsection 5(d), no limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of a Stock Appreciation Rights.

(b) Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

(1) Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights will be granted appurtenant to an Option, and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the holder to elect between the exercise of the underlying Option for shares of stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of stock covered by that portion of the surrendered Option in which the Optionee is vested over (B) the aggregate exercise price payable for such vested shares.

(2) Concurrent Stock Appreciation Rights. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of stock subject to the underlying Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as shall be determined by the Board or the Committee at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

(3) Independent Stock Appreciation Rights. Independent Rights will be granted independently of any Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to Nonstatutory Stock Options as set forth in Section 6. They shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (B) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Independent Right.

9. COVENANTS OF THE COMPANY.

(a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

(b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock under Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the “Securities Act”) either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock under such Stock Awards unless and until such authority is obtained.

10. USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

11. MISCELLANEOUS.

(a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest pursuant to subsection 6(e), 7(d) or 8(b), notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Neither an Employee, Director or Consultant nor any person to whom a Stock Award is transferred under subsection 6(d), 7(b), or 8(b) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without cause the right of the Company’s Board of Directors and/or the Company’s shareholders to remove any Director pursuant to the terms of the Company’s Bylaws and the provisions of the California Corporations Code (or the applicable laws of the Company’s state of incorporation if the Company’s state of incorporation should change in the future), or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant’s agreement with the Company or Affiliate.

(d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred pursuant to subsection 6(d), 7(b) or 8(b), as a condition of exercising or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

12. ADJUSTMENTS UPON CHANGES IN STOCK.

(a) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a), the maximum number of shares subject to award to any person during any twelve (12) month period pursuant to subsection 5(c), the maximum number of shares subject to award pursuant to restricted stock purchase agreements or stock bonus agreements under subsection 7(a) and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company”.)

(b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then: (i) any surviving or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards (including an award to acquire the same consideration paid to the shareholders in the transaction described in this subsection 12(b)) for those outstanding under the Plan; or (ii) in the event any surviving or acquiring corporation refuses to assume such Stock Awards or to substitute similar awards for those outstanding under the Plan, then, (A) with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants, the vesting of such Stock Awards and, if applicable, exercisability of such Stock Awards shall be accelerated prior to such event and the Stock Awards terminated if not exercised after such acceleration and at or prior to such event, and (B) with respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall be terminated if not exercised prior to such event.

13. AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i) Increase the number of shares reserved for Stock Awards under the Plan;

(ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code);

(iii) Materially increase the benefits accruing to participants under the Plan; or

(iv) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3.

(b) The Board may in its sole discretion submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

(e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

14. TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the date that is ten (10) years following the earlier of (i) the date of the amendment and restatement of the Plan as determined by the Board, or (ii) the date such amendment and restatement is approved by the shareholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

15. EFFECTIVE DATE OF PLAN.

The Plan, as amended by the Board on June 14, 1996, shall become effective on the same day that the Company’s initial public offering of shares of common stock becomes effective. Prior to the effectiveness of such initial public offering, the terms and conditions of the Plan as in effect prior to its amendment by the Board on June 14, 1996 shall continue to apply. No Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

APPENDIX B

HOT TOPIC, INC.

1996 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

1. PURPOSE.

(a) The purpose of the 1996 Non-Employee Directors’ Stock Option Plan (the “Plan”) is to provide a means by which each director of Hot Topic, Inc. (the “Company”) who is not otherwise at the time of grant an employee of or consultant to the Company or of any Affiliate of the Company (each such person being hereafter referred to as a “Non-Employee Director”) will be given an opportunity to purchase stock of the Company.

(b) The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

(c) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2. ADMINISTRATION.

(a) The Plan shall be administered by the Board of Directors of the Company (the “Board”), unless and until the Board delegates administration to a committee, as provided in subparagraph 2(b).

(b) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3. SHARES SUBJECT TO THE PLAN.

(a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate seven hundred twenty thousand (720,000) shares of the Company’s common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

(b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4. ELIGIBILITY.

Options shall be granted only to Non-Employee Directors of the Company.

5. GRANTS.

(a) Each person who is elected or appointed for the first time to be a Non-Employee Director shall automatically be granted, upon the date of his or her initial election or appointment, an option to purchase ten thousand (10,000) shares of common stock (an “Initial Grant”), provided however that in the case of a new Non-Employee Chairman of the Board, such person shall automatically be granted, upon the date of his or her initial election or appointment, an option to purchase fifteen thousand (15,000) shares of common stock.

(b) On the date of each annual meeting of shareholders, commencing with the 2000 annual meeting, each person who is then a Non-Employee Director shall automatically be granted an option to purchase two thousand five hundred (2,500) shares of common stock (an “Annual Grant”), provided however that in the case of a Non-Employee Chairman of the Board, such person shall automatically be granted, on each such annual meeting date, an option to purchase three thousand seven hundred fifty (3,750) shares. Notwithstanding the foregoing, a Non-Employee Director shall not be entitled to an Annual Grant if (i) such Non-Employee Director has served as a Non-Employee Director for less than three (3) months, or (ii) such Non-Employee failed to attend at least seventy five percent (75%) of the meetings (A) of the Board which occurred while the Non-Employee Director was a member of the Board and (B) of each committee of which such Non-Employee Director was a member.

(c) Non-Employee Directors may also be granted options to purchase shares in amounts deemed appropriate by the Board of Directors.

6. OPTION PROVISIONS.

Each option shall be subject to the following terms and conditions:

(a) The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date (“Expiration Date”) ten (10) years from the date of grant. If the optionee’s service as a Non-Employee Director or employee of or consultant to the Company or any Affiliate terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date one hundred twenty (120) days following the date of termination of such service; provided however that if such termination of service is due to the optionee’s death, the option shall terminate on the earlier of the Expiration Date or twelve (12) months following the date of the optionee’s death. In any and all circumstances, an option may be exercised following termination of the optionee’s service as a Non-Employee Director or employee of or consultant to the Company or any Affiliate only as to that number of shares as to which it was exercisable as of the date of termination of all such service under the provisions of subparagraph 6(e).

(b) The exercise price of each option shall be one hundred percent (100%) of the fair market value of the stock subject to such option on the date such option is granted.

(c) Payment of the exercise price of each option is due in full in cash upon any exercise when the number of shares being purchased upon such exercise is less than 100 shares; but when the number of shares being purchased upon an exercise is 100 or more shares, the optionee may elect to make payment of the exercise price under one of the following alternatives:

(i) Payment of the exercise price per share in cash at the time of exercise;

(ii) Provided that at the time of the exercise the Company’s common stock is publicly traded and quoted regularly in The Wall Street Journal, payment by delivery of shares of common stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company’s reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which common stock shall be valued at its fair market value on the date preceding the date of exercise; or

(iii) Provided that at the time of the exercise the Company’s common stock is publicly traded and quoted regularly in The Wall Street Journal, payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of shares of the Company’s common stock or pursuant to the terms of irrevocable instructions issued by the optionee prior to the issuance of shares of the Company’s common stock.

(iv) Payment by a combination of the methods of payment specified in subparagraph 6(c)(i) and 6(c)(iii) above.

(d) An option shall not be transferable except by will or by the laws of descent and distribution, or pursuant to a domestic relations order, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person (or by his guardian or legal representative) or transferee pursuant to such an order. Notwithstanding the foregoing, the optionee may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

(e) The option shall become exercisable in installments over a period of four (4) years from the date of grant as follows: twenty-five percent (25%) shall be exercisable commencing on the date one year after the date of grant of the option and six and one-quarter percent (6.25%) shall be exercisable at the end of each calendar quarter thereafter, provided that the optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director or employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

(f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionee’s knowledge and experience in financial and business matters; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person’s own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require any optionee to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities laws as a condition of granting an option to the optionee or permitting the optionee to exercise the option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(g) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

7. COVENANTS OF THE COMPANY.

(a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

(b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided however that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

8. USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9. MISCELLANEOUS.

(a) Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

(b) Nothing in the Plan, or in any instrument executed pursuant thereto, shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate in any capacity or shall affect any right of the Company, its Board or shareholders or any Affiliate to remove any Non-Employee Director pursuant to the Company’s Bylaws and the provisions of the laws of the Company’s state of incorporation.

(c) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him pursuant to an option granted to him.

(d) In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company’s obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

(e) As used in this Plan, “fair market value” means, as of any date, the value of the common stock of the Company determined as follows:

(i) If the common stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Stock Market, the fair market value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) If the common stock is quoted on The Nasdaq Stock Market (but not on the National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(iii) In the absence of an established market for the common stock, the fair market value shall be determined in good faith by the Board.

10. ADJUSTMENTS UPON CHANGES IN STOCK.

(a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b) In the event of: (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then the time during which options outstanding under the Plan may be exercised shall be accelerated prior to such event and the options terminated if not exercised after such acceleration and at or prior to such event.

11. AMENDMENT OF THE PLAN.

(a) The Board at any time, and from time to time, may amend the Plan and/or some or all outstanding options granted under the Plan. Except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment if such amendment requires shareholder approval in order for the Plan to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, Section 162(m) of the Internal Revenue Code or any Nasdaq or securities exchange requirements.

(b) Rights and obligations under any option granted before any amendment of the Plan shall not be impaired by such amendment unless (i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

12. TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may suspend or terminate the Plan at any time. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

(c) The Plan shall terminate upon the occurrence of any of the events described in Section 10(b) above.

13. EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE.

(a) The Plan shall become effective upon adoption by the Board of Directors, subject to the condition subsequent that the Plan is approved by the shareholders of the Company.

(b) No option granted under the Plan shall be exercised or exercisable unless and until the condition of subparagraph 13(a) above has been met.

HOT TOPIC, INC.

ANNUAL MEETING OF SHAREHOLDERS

June 15, 2005

8:30 a.m.

18305 E. San Jose Avenue

City of Industry, CA 91748

Hot Topic, Inc. 18305 E. San Jose Avenue City of Industry, CA 91748	PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders of Hot Topic, Inc. (the “Company”) on June 15, 2005.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

Unless otherwise marked, this proxy will be voted “FOR” the election of the nominees listed in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3 and “FOR” Proposal 4, as more specifically described in the proxy statement. If specific instructions are indicated, this proxy will be voted in accordance therewith.

By signing the proxy, you revoke all prior proxies and appoint James McGinty and Christopher J. Kearns, and each of them, as attorneys and proxies of the undersigned with full power of substitution, to vote the undersigned’s shares on the matters shown on the reverse side, and at any and all continuations, adjournments or postponements thereof with all powers that the undersigned would possess if personally present, upon in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the Annual Meeting of Shareholders of the Company.

See reverse for voting instructions.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	To elect directors to hold office until the Company’s 2006 Annual Meeting of Shareholders.

01	Cynthia Cohen	☐	Vote FOR all Nominees (except as marked)	☐	Vote WITHHELD from all Nominees
02	Corrado Federico
03	W. Scott Hedrick
04	Kathleen Mason
05	Elizabeth McLaughlin
06	Bruce Quinnell
07	Andrew Schuon

(Instructions: To withhold authority to vote for any indicated nominee, write the number next to the name(s) of such nominee(s) in the box provided to the right.)

2.      To approve the amendment of the Company’s 1996 Equity Incentive Plan to remove the limit on the maximum number of restricted stock grants and extend the exercise period for certain stock awards after termination of a participant’s continuous service to us.

	☐	For	☐	Against	☐	Abstain

3.      To approve the amendment of the Company’s 1996 Non-Employee Directors’ Stock Option Plan to extend the exercise period for stock options after termination of a participant’s continuous service to us.

	☐	For	☐	Against	☐	Abstain

4. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending January 28, 2006.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address change? Mark Box ☐

Indicate changes below:	Date:

Signature(s):

Name of Shareholder:

Note: Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include their title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.